Backblaze Announces First Quarter 2022 Financial Results

48% Revenue Growth in B2 Cloud Storage, 27% Revenue Growth Overall in Q1 2022

San Mateo, CA (May 5, 2022)—Backblaze, Inc. (Nasdaq: BLZE), a leading storage cloud platform, today announced results for its first quarter ended March 31, 2022.

“In Q1, our business hit $79 million in annual recurring revenue and grew 27% - an acceleration versus 24% growth in the same period a year ago,” said Gleb Budman, CEO of Backblaze. “We also recently announced numerous product and platform enhancements, including our Universal Data Migration, B2 Reserve, Partner API, and the beta launch of Cloud Replication. These advances make it even easier, more strategic, and more cost-effective to store more data with Backblaze. Our fast-growing team continues to execute on our mission of making it astonishingly easy to store, use, and protect data,” concluded Mr. Budman.

First Quarter 2022 Financial Highlights:

•Revenue of $19.5 million, an increase of 27% year-over-year (YoY).
•B2 Cloud Storage revenue was $7.0 million, an increase of 48% YoY.
•Computer Backup revenue was $12.3 million, an increase of 18% YoY.
•Gross profit of $9.8 million, or 50% of revenue, compared to $7.5 million and 49% of revenue, in Q1 2021.
•Adjusted gross profit of $14.8 million, or 76% of revenue, compared to $11.4 million and 75% of revenue in Q1 2021.
•Net loss of $(12.5) million compared to a net loss of $(3.7) million in Q1 2021.
•Net loss per share of $(0.41) compared to a net loss per share of $(0.20) in Q1 2021.
•Adjusted EBITDA of $(3.0) million, or (15)% of revenue, compared to $2.1 million and 14% of revenue in Q1 2021.
•Non-GAAP net loss of $(8.7) million compared to non-GAAP net loss of $(2.8) million in Q1 2021.
•Non-GAAP net loss per share of $(0.28) compared to a non-GAAP net loss per share of $(0.15) in Q1 2021.
•Cash, cash equivalents, and short-term investments totaled $99.1 million as of March 31, 2022.

First Quarter 2022 Operational Highlights:

•Annual recurring revenue (ARR) was $79.0 million, an increase of 28% YoY.
◦B2 Cloud Storage ARR was $28.4 million, an increase of 47% YoY.
◦Computer Backup ARR was $50.6 million, an increase of 19% YoY.
•Net revenue retention (NRR) rate was 112% compared to 111% in Q1 2021.
◦B2 Cloud Storage NRR was 129% compared to 133% in Q1 2021.
◦Computer Backup NRR was 104% compared to 104% in Q1 2021.
•Gross customer retention rate was 91% compared to 91% in Q1 2021.
◦B2 Cloud Storage gross customer retention rate was 90% compared to 89% in Q1 2021.
◦Computer Backup gross customer retention rate was 91% compared to 90% Q1 2021.

Q1 and Recent Business Highlights:

Cloud products and platform:

•Universal Data Migration: set of integrated services to make it easy and free for eligible customers to migrate data from a wide variety of cloud and on-premises storage solutions.
•Partner API: interface that enables easy integration and management of B2 Cloud Storage within Alliance Partner products and platforms.
•B2 Reserve: strategic new offering that provides predictable, capacity-based pricing model.
•Cloud Replication (beta): functionality that enables automated data replication for multiple use cases, including geographic distribution to support disaster recovery objectives, reduce concentration risk, serve compliance needs, or move data closer to end users for faster access.

Sales and marketing:

•Partnership with SoDA: data management software company, leverages B2 Cloud Storage to free businesses currently trapped in on-premises data storage solutions.
•Partnership with Catalogic: virtual machine and Kubernetes backup provider, features immutable backup protection and instant recovery options using B2 Cloud Storage for the developer market.
•Joint solution with CTERA: cloud network attached storage (NAS) software company, uses B2 Cloud Storage to ease cloud adoption for businesses moving from on-premises to cloud-based NAS.

Financial Outlook:

Based on information available as of May 5, 2022,

For the second quarter of 2022 we expect:
•Revenue between $20.2 million to $20.6 million.
•Adjusted EBITDA margin between (19)% to (15)%.
•Basic weighted average shares outstanding of 31.0 million to 33.0 million shares.

For full-year 2022 we continue to expect:
•Revenue between $83 million to $86 million.
•Adjusted EBITDA margin between (18)% to (14)%.

Conference Call Information:

Backblaze will host a conference call today, May 5, 2022 at 1:30 p.m. PT (p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/tekoqwt8
Register to listen by phone here: http://www.directeventreg.com/registration/event/3083337

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With nearly two exabytes of data storage under management, the company currently works with approximately 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings, and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers; continued growth consistent with historical levels; ability to offer new features on a timely basis; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; the impact of inflation, the COVID-19 pandemic and other factors relating to our business and the business of our customers, partners, vendors, and supply chain; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our final prospectus dated November 10, 2021 as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on November 12, 2021 (the “Final Prospectus”), and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax provision, unrealized loss on SAFE and gain on extinguishment of debt. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation, unrealized loss on SAFE and gain on extinguishment of debt. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer

Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Additional Key Business Metrics Calculation Notes

The metrics for net revenue retention rate and gross customer retention rate are currently calculated using only those customers paying by credit card and exclude customers paying by invoice utilizing a different system. The amounts related to the number of customers paying by invoice has historically been immaterial.

Investors Contact
James Kisner,
Vice President of Investor Relations
ir@backblaze.com

Press Contact
Patrick Thomas
Head of Publishing
press@backblaze.com

BACKBLAZE, INC.
CONDENSED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,290	$104,843
Accounts receivable, net	241	309
Short-term investments	79,843	—
Prepaid expenses and other current assets	5,913	5,930
Total current assets	105,287	111,082
Property and equipment, net	43,678	43,068
Operating lease right-of-use assets	4,677	—
Capitalized software, net	8,689	7,637
Other assets	1,873	1,794
Total assets	$164,204	$163,581
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,528	$2,075
Accrued expenses and other current liabilities	6,138	5,109
Accrued value-added tax (“VAT”) liability	2,957	2,511
Finance lease liabilities and lease financing obligations, current	15,107	13,645
Operating lease liabilities, current	1,953	—
Deferred revenue, current	22,571	21,722
Total current liabilities	51,254	45,062
Finance lease liabilities and lease financing obligations, non-current	18,984	19,603
Operating lease liabilities, non-current	3,165	—
Deferred revenue, non-current	3,195	3,132
Other long-term liabilities	38	298
Total liabilities	$76,636	$68,095
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 9,019,361 and 8,227,992 shares issued and outstanding as of March 31, 2022 and December, 31, 2021, respectively.	1	1
Class B common stock, $0.0001 par value; 37,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 21,795,112 and 22,156,842 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	2	2
Additional paid-in capital	136,438	131,826
Accumulated deficit	(48,873)	(36,343)
Total stockholders’ equity	87,568	95,486
Total liabilities and stockholders’ equity	$164,204	$163,581

BACKBLAZE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
	(unaudited)
Revenue	$19,490	$15,312
Cost of revenue	9,681	7,830
Gross profit	9,809	7,482
Operating expenses:
Research and development	7,941	4,269
Sales and marketing	8,029	3,777
General and administrative	5,528	2,253
Total operating expenses	21,498	10,299
Loss from operations	(11,689)	(2,817)
Interest income	75	—
Interest expense	(948)	(871)
Loss before benefit for income taxes	(12,562)	(3,688)
Income tax benefit	(32)	—
Net loss	$(12,530)	$(3,688)
Net loss per share, basic and diluted	$(0.41)	$(0.20)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	30,541,942	18,679,110

BACKBLAZE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,530)	$(3,688)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net accretion of discount on investment securities	(61)	—
Amortization of right-of-use assets and other	541	—
Depreciation and amortization	4,863	4,010
Stock-based compensation	3,835	908
(Gain) loss on disposal of assets and other adjustments	(1)	16
Changes in operating assets and liabilities:
Accounts receivable	68	(15)
Prepaid expenses and other current assets	(391)	(183)
Other assets	91	(27)
Deferred contract costs	238	187
Accounts payable	462	326
Accrued expenses and other current liabilities	1,187	89
Accrued VAT liability	446	19
Deferred revenue	912	1,021
Operating lease liabilities	(528)	—
Other long-term liabilities	(32)	(148)
Net cash (used in) provided by operating activities	(900)	2,515
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(79,782)	—
Proceeds from disposal of property and equipment	1	13
Purchases of property and equipment, net	(516)	(2,610)
Capitalized internally-developed software costs	(1,180)	(911)
Net cash used in investing activities	(81,477)	(3,508)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(3,405)	(2,801)
Payments of deferred offering costs	(658)	(755)
Proceeds from debt facility	—	1,256
Repayment of debt facility	—	(1,256)
Proceeds from finance lease	—	2,784
Proceeds from exercises of stock options	887	148
Net cash used in financing activities	(3,176)	(624)
Net decrease in cash and cash equivalents	(85,553)	(1,617)
Cash, cash equivalents and restricted cash at beginning of period	105,012	6,076
Cash, cash equivalents and restricted cash at end of period	$19,459	$4,459
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$948	$849
Cash paid for income taxes	$26	$—
Cash paid for operating lease liabilities	$598	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized software	$383	$52
Accrued bonus classified as stock-based compensation	$493	$—
Equipment acquired through finance lease obligations	$4,451	$3,306
Accruals related to purchases of property and equipment	$124	$1,144
Operating lease right-of-use assets recognized upon adoption of ASC 842	$5,220	$—
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents	$19,290	$4,459
Restricted cash - included in other assets	$169	$—
Total cash, cash equivalents and restricted cash	$19,459	$4,459

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
	2022	2021
	(in thousands, except percentages)
Gross profit	$9,809	$7,482
Adjustments:
Stock-based compensation	276	85
Depreciation and amortization	4,670	3,865
Adjusted gross profit	$14,755	$11,432
Gross margin	50%	49%
Adjusted gross margin	76%	75%

Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
	(in thousands, except percentages)
Net loss	$(12,530)	$(3,688)
Adjustments:
Depreciation and amortization	4,863	4,010
Stock-based compensation	3,835	908
Net interest expense	873	871
Income tax benefit	(32)	—
Adjusted EBITDA	$(2,991)	$2,101
Adjusted EBITDA margin	(15)%	14%

Non-GAAP Net Loss

	Three Months Ended March 31,
	2022	2021
	(in thousands, except share and per share data)
Net loss	$(12,530)	$(3,688)
Adjustments:
Stock-based compensation	3,835	908
Non-GAAP net loss	$(8,695)	$(2,780)
Net loss per share, basic and diluted	$(0.28)	$(0.15)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	30,541,942	18,679,110

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cost of revenue	$276	$85
Research and development	1,555	399
Sales and marketing	1,134	189
General and administrative	870	235
Total stock-based compensation expense	$3,835	$908